SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May 19, 2005

MedImmune, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19131	52-1555759
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification No.)
incorporation or organization)

One MedImmune Way, Gaithersburg, MD 20878
(Address of principal executive offices) (Zip Code)

        Registrant’s telephone number, including area code (301) 398-0000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement

        On May 19, 2005, at the MedImmune, Inc. (the “Company”) Annual Meeting of Stockholders, the Company’s stockholders approved the amendment of the Company’s 2004 Stock Incentive Plan (the “2004 Plan”) thereby transferring to the 2004 Plan 2,000,000 shares which were previously allocated to the Company’s 1999 Stock Option Plan (the “1999 Plan”). In addition, the Company’s stockholders approved the further increase of the number of shares subject to the 2004 Plan by 6,000,000 shares, which, taken together with the transfer from the 1999 Plan, increased the maximum number of shares of common stock authorized for issuance under the 2004 Plan by 8,000,000, from 13,000,000 to 21,000,000. Also, the number of shares that may be subject to awards of restricted stock, stock units and stock awards under the 2004 Plan was increased from 3,000,000 shares to 6,000,000 shares.

        A summary description of the terms of the 2004 Plan, and the amendments approved by the stockholders, are set forth in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 15, 2005. The section of the Proxy Statement entitled “Proposal 2 – Approval of Amendment to the 2004 Stock Incentive Plan” is incorporated herein by reference.

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On April 6, 2005, the Company filed a Current Report on Form 8-K (the “April 6 8-K”) stating that, effective April 1, 2005, the Board of Directors of the Company (the “Board”) had elected George M. Milne, Jr., Ph.D. as a Director to fill the vacancy created by the resignation of Mr. Melvin D. Booth. At that time, the Board had not determined the committees of the Board on which Dr. Milne would serve. On May 19, 2005, following election of Dr. Milne to the Board by the Company’s stockholders at its annual stockholder meeting, the Board appointed Dr. Milne to serve on its Compensation and Stock Committee and its Corporate Governance and Nominating Committee. Item 5.02 of the April 6 8-K is hereby amended to reflect such appointments.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)	Effective May 19, 2005, the Board amended Article IV, Section 1 of the Company’s By-laws. Prior to this amendment, such provision read as follows:

Executive Officers. The executive officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer and may include a Chairman, a Vice Chairman and such other executive officers as the Board may deem necessary. Any two or more offices may be held by the same person.

            Following this amendment, such provision now reads as follows:

Officers. The executive officers of the Corporation shall be its Chief Executive Officer and such other executive officers as the Board (or a duly authorized committee of the Board) may deem necessary from time to time. In addition, the Corporation shall have a Secretary, a Treasurer and such other officers as the Board (or a duly authorized committee of the Board) may deem necessary from time to time consistent with the responsibilities set forth in this Article IV for certain specified officers or as otherwise determined appropriate by the Board. Any two or more offices may be held by the same person.

                                                                                                                                                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MEDIMMUNE, INC.

By: /s/: William C. Bertrand, Jr. —————————————— William C. Bertrand, Jr. Vice President, Secretary and General Counsel

Date: May 24, 2005